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                                                                    Exhibit 23.6

                       [Montgomery Securities Letterhead]


October 12, 1994



Metropolitan Financial Corporation
100 Metro Center
333 South 7th Street
Minneapolis, MN  55402

Gentlemen:

This letter will constitute our consent to include our opinion dated July 20, 1994, regarding the acquisition of Metropolitan Financial Corporation by First Bank System, Inc. ("FBI") by means of a merger, in FBI's registration statement on Form S-4 to be filed with the Securities and Exchange Commission and the summarization of our opinion in such registration statement.

Very truly yours,



By:  /s/Joseph M. Schell
     -------------------------------
     Joseph M. Schell
     Managing Director